Exhibit 99.06

Southern Company
Kilowatt-Hour Sales and Customers
(In Millions of KWHs)

	Three Months Ended March
	As Reported				Adjusted[1]
	2019	2018	Change	Weather Adjusted Change	2018	Change	Weather Adjusted Change
Kilowatt-Hour Sales-
Total Sales	45,167	50,844	(11.2)%		48,222	(6.3)%

Total Retail Sales-	34,365	38,390	(10.5)%	(7.2)%	35,922	(4.3)%	(1.2)%
Residential	10,902	12,967	(15.9)%	(8.4)%	11,751	(7.2)%	0.4%
Commercial	10,986	12,287	(10.6)%	(8.4)%	11,441	(4.0)%	(1.9)%
Industrial	12,289	12,931	(5.0)%	(5.0)%	12,533	(2.0)%	(2.0)%
Other	188	205	(8.3)%	(7.9)%	197	(4.6)%	(4.2)%

Total Wholesale Sales	10,802	12,454	(13.3)%	N/A	12,300	(12.2)%	N/A

Notes

(1) Kilowatt-hour sales comparisons to the prior year were significantly impacted by the disposition of Gulf Power Company on January 1, 2019. These 2018 kilowatt-hour sales and changes exclude Gulf Power Company.

(In Thousands of Customers)

					Period Ended March
					2019	2018	Change
Regulated Utility Customers-
Total Utility Customers-					8,510	9,306	(8.6)%
Total Traditional Electric[2]					4,234	4,652	(9.0)%
Southern Company Gas[3]					4,276	4,654	(8.1)%

Notes

(2) Includes approximately 463,000 customers at March 31, 2018 related to Gulf Power Company, which was sold on January 1, 2019.

(3) Includes approximately 407,000 total customers at March 31, 2018 related to Elizabethtown Gas, Elkton Gas, and Florida City Gas, which were sold in July 2018.